EXHIBIT 10(i)

                          THIRD AMENDMENT TO THE
                  NATIONAL WESTERN LIFE INSURANCE COMPANY
                 NON-QUALIFIED DEFERRED COMPENSATION PLAN



      This Third Amendment to the National Western Life Insurance Company Non-Qualified Deferred Compensation Plan (the Plan) is hereby made and entered into this 17th day of December, 1996, by National Western Life Insurance Company (the Company).

      WITNESSETH:

      WHEREAS, the Plan was originally established effective April 1, 1995; and

      WHEREAS, Section 6.2 of the Plan permits the Company to amend the Plan at anytime; and

      WHEREAS, the Company desires to change certain provisions of the Plan;

      NOW THEREFORE, the Plan is hereby amended as follows:

1. Section 3.5, Establishment of Account, is hereby renamed Section 3.6, Establishment of Account, effective October 1, 1996.

2. Section 3.5, Employer Additional Discretionary Contributions, is hereby added as follows, effective October 1, 1996:

  The Employer may make an additional discretionary contribution each Plan Quarter. The determination as to which Participant(s) receives the contribution, the amount of the contribution and the timing of the contribution is in the sole discretion of the President of the Employer, determined on a quarterly basis.

      IN WITNESS WHEREOF, National Western Life Insurance Company has executed this Third Amendment.

      ATTEST:           National Western Life Insurance Company

                        By:_______________________________

                        Its:_______________________________


Approved by Pension Committee on December 16, 1996
Approved by National Western Life Board of Directors on December 17, 1996